Exhibit 23. 4

The Board of Directors of Globus Wireless Ltd.:


We consent to the use of our report on Globus Wireless Ltd. dated January 18, 2001 and to the reference to our firm under the heading "Experts" in this Form SB-2.


signed "KPMG LLP"

October 5, 2001